FOLEY & LARDNER
                          A T T O R N E Y S  A T  L A W



                                 FIRSTAR CENTER
                            777 EAST WISCONSIN AVENUE
                         MILWAUKEE, WISCONSIN 53202-5367

                                                         A MEMBER OF GLOBALEX
                                                      WITH MEMBER OFFICES IN

   MADISON                                                             BERLIN
   CHICAGO                  TELEPHONE (414) 271-2400                 BRUSSELS
   WASHINGTON, D.C.                                                   DRESDEN
   JACKSONVILLE                   TELEX 26-819                      FRANKFURT
   ORLANDO                                                             LONDON
   TALLAHASSEE                  (FOLEY LARD MIL)                        PARIS
   TAMPA                                                            SINGAPORE
   WEST PALM BEACH          FACSIMILE (414) 297-4900                STUTTGART
                                                                       TAIPEI
                              WRITER'S DIRECT LINE





                                  July 21, 1995





   Giddings & Lewis, Inc.
   142 Doty Street
   Fond du Lac, Wisconsin  54935

   Gentlemen:

             We have acted as counsel for Giddings & Lewis, Inc., a Wisconsin corporation (the "Company"), in connection with the preparation of a Form S-3 Registration Statement, including the Prospectus constituting a part thereof (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and relating to the issuance and sale of up to $150,000,000 principal amount of debt securities (the "Debt Securities") in the manner set forth in the Registration Statement and Prospectus. The Debt Securities may be offered from time to time in one or more series. Each series of Debt Securities will be issued under the Indenture, to be entered into between the Company and Firstar Trust Company substantially in the form filed as an exhibit to the Registration Statement (the "Indenture"), and a supplemental indenture (the "Supplemental Indenture") or an officers' certificate (the "Officers' Certificate"), as the case may be, providing for the issuance of such series.

             In connection with our opinion, we have examined: (a) the Registration Statement, including the Prospectus; (b) the exhibits (including those incorporated by reference) constituting a part of said Registration Statement; (c) the Restated Articles of Incorporation and By-laws of the Company, as amended; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

             Based upon the foregoing, we are of the opinion that:

             1. The Company is a validly existing corporation under the laws of the State of Wisconsin.

             2. The Debt Securities, when executed, authenticated and issued in the manner and for the consideration contemplated by the Registration Statement and Prospectus, will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other comparable laws affecting the enforcement of creditors' rights generally or the application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, that prior to the issuance of the Debt Securities there shall be taken various proceedings in the manner contemplated by us as counsel, which include the following:

                  a. The completion of the requisite procedures under the applicable provisions of the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended;

                  b. The due execution and delivery of the Indenture by the parties thereto in substantially the form of the proposed Indenture attached as Exhibit 4.1 to the Registration Statement; and
                  c.   The due execution and delivery of the
        Supplemental Indenture or the Officers' Certificate, as the case may be, creating the applicable series of Debt Securities, and the filing of other documents and the taking of such other actions or proceedings as provided in the Indenture with respect to the issuance of the Debt Securities thereunder.

             We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we hereby disclaim that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                           Very truly yours,



                                           FOLEY & LARDNER